Exhibit 10.3

Execution Version

PURCHASE AGREEMENT

by and among

2U, INC.,

and

THE PURCHASER (AS DEFINED HEREIN)

Dated as of January 9, 2023

i

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”), dated as of January 9, 2023 is by and among 2U, Inc., a Delaware corporation (together with any successor or assign pursuant to Section 6.07, the “Company”), and The Berg Family Trust (the “Purchaser”). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.

WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, $7,000,000 aggregate principal amount of the Company’s newly issued 4.50% Senior Unsecured Convertible Notes due 2030 in the form attached hereto as Exhibit A (referred to herein as the “Note” or the “Notes”), to be issued in accordance with the terms and conditions of the indenture in the form attached hereto as Exhibit B (the “Indenture”), on the terms and subject to the conditions set forth in this Agreement in exchange for cash in the aggregate amount of $6,050,000;

WHEREAS, the Company and the Purchaser desire to enter into certain agreements set forth herein; and

WHEREAS, prior to the execution hereof, the Board of Directors (as defined below) approved and authorized the execution and delivery of this Agreement and the other Transaction Documents (as defined below) and the consummation of the transactions contemplated hereby and thereby.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Action” shall have the meaning set forth in Section 4.10(a).

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. Notwithstanding the foregoing, with respect to the Purchaser, the Company and the Company’s Subsidiaries shall not be considered Affiliates of the Purchaser or any of the Purchaser’s Affiliates and the Purchaser is not an Affiliate of the Company or any of the Company’s Subsidiaries.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Available” means, with respect to a Registration Statement, that such Registration Statement is effective and there is no stop order with respect thereto and such Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading such that such Registration Statement will be available for the resale of Registrable Securities.

“Beneficially Own”, “Beneficially Owned” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time. Solely for purposes of determining the number of shares of Company Common Stock issuable upon conversion of the Notes, the Notes shall be treated as if upon conversion the only settlement option under the Notes and the Indenture were solely Physical Settlement (as defined in the Indenture) of Company Common Stock.

“Blackout Period” means in the event that the Company determines in good faith that any registration or sale pursuant to any registration statement could reasonably be expected to materially adversely affect or materially interfere with any bona fide financing of the Company or any material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would adversely affect the Company in any material respect, a period of up to sixty (60) days; provided that a Blackout Period described in this clause (ii) may not be called by the Company more than twice in any period of twelve (12) consecutive months and may not be called by the Company in consecutive fiscal quarters.

“Board of Directors” shall mean the board of directors of the Company.

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to remain closed.

“Change in Control” shall mean the occurrence of any of the following events: (i) there occurs a sale, transfer, conveyance or other disposition of all or substantially all of the consolidated assets of the Company, (ii) any Person or “group” (as such term is used in Section 13 of the Exchange Act), directly or indirectly, obtains Beneficial Ownership of 50% or more of the outstanding Company Common Stock, (iii) the Company consummates any merger, consolidation or similar transaction, unless the stockholders of the Company immediately prior to the consummation of such transaction continue to hold (in substantially the same proportion as their ownership of the Company Common Stock immediately prior to the transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) more than 50% of all of voting power of the outstanding shares of Voting Stock of the surviving or resulting entity in such transaction immediately following the consummation of such transaction or (iv) a majority of the Board of Directors is no longer composed of (x) directors who were directors of the Company on the Closing Date and (y) directors who were nominated for election or elected or appointed to the Board of Directors with the approval of a majority of the directors described in subclause (x) together with any incumbent directors previously elected or appointed to the Board of Directors in accordance with this subclause (y).

“Closing” shall have the meaning set forth in Section 2.02(a).

“Closing Date” shall have the meaning set forth in Section 2.02(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the preamble hereto.

“Company Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

“Company SEC Documents” shall have the meaning set forth in Section 3.01(a).

“Conversion Price” has the meaning set forth in the Indenture.

“Conversion Rate” has the meaning set forth in the Indenture.

“Conversion Shares” has the meaning set forth in Section 3.01(h).

“Credit Agreement” shall have the meaning set forth in Section 2.02(c)(vii).

“Device and Activity Data” shall have the meaning set forth in Section 3.01(jj).

“DTC” shall mean the Depository Trust Company.

“Earnings Announcement” shall have the meaning set forth in Section 3.01(qq).

“Earnings Information” shall have the meaning set forth in Section 3.01(qq).

“Enforceability Exceptions” shall have the meaning set forth in Section 3.01(g).

“Environmental Laws” shall have the meaning set forth in Section 3.01(aa).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange” shall have the meaning set forth in Section 3.01(b).

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

“GAAP” shall mean U.S. generally accepted accounting principles.

“Global Note” shall have the meaning set forth in the Indenture.

“Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indemnification Notice” shall have the meaning set forth in Section 4.10(b).

“Indemnitee” shall have the meaning set forth in Section 4.10(a).

“Indemnified Persons” shall have the meaning set forth in Section 5.05(a).

“Indenture” shall have the meaning set forth in the preamble hereto.

“Intellectual Property” shall have the meaning set forth in Section 3.01(v).

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

“Losses” shall have the meaning set forth in Section 4.10(a).

“Make-Whole Fundamental Change Conversion Period” has the meaning set forth in the Indenture.

“Material Adverse Effect” shall have the meaning set forth in Section 3.01(c).

“Minimum Price” shall have the meaning set forth in Nasdaq Listing Rule 5635(d) (as adjusted to reflect reorganizations, stock splits or similar transactions).

“Money Laundering Laws” has the meaning set forth in Section 3.01(ee).

“Note” or Notes” shall have the meaning set forth in the preamble hereto.

“Nasdaq” shall mean Nasdaq, Inc.

“Open Source Software” has the meaning set forth in Section 3.01(ii).

“Person” or “person” shall mean an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.

“Personal Data” shall have the meaning set forth in Section 3.01(jj).

“Plan” shall have the meaning set forth in Section 3.01(z).

“Plan of Distribution” means the plan of distribution substantially in the form attached hereto as Annex A.

“Purchaser” shall have the meaning set forth in the preamble hereto.

“Registrable Securities” shall mean the Company Common Stock issuable upon conversion of the Notes and any Company Common Stock issued as or pursuant to a dividend, stock split, combination or any reclassification, recapitalization, merger, consolidation, exchange or any other distribution or reorganization with respect to, or in exchange for, or in replacement of, such Company Common Stock (the “Covered Securities”); provided that any Covered Securities will cease to be Registrable Securities upon the earliest of (a) the time such Covered Securities have been sold or otherwise disposed of pursuant to an effective Registration Statement or in compliance with Rule 144, (b) such Covered Securities are transferrable without restrictions through legend removal pursuant to Rule 144, (c) the one-year anniversary of the issuance of the Notes and (d) the date the Covered Securities, or the Notes such Covered Securities underlie cease to be outstanding, as applicable; provided, further, that any security that has ceased to be Registrable Securities in accordance with the foregoing definition shall not thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities are not Registrable Securities.

“Registration Date” shall have the meaning set forth in Section 5.01(a).

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Article V, including all registration, listing and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, reasonable and invoiced fees and expenses of one counsel to the selling holders in an amount not to exceed $25,000 in the aggregate, fees and expenses incurred by the Company in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., transfer taxes, and fees of transfer agents and registrars, but excluding any underwriting fees, discounts and selling commissions to the extent applicable to the Registrable Securities of the selling holders.

“Registration Statement” shall mean any registration statement of the Company filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Registration Termination Date” shall have the meaning set forth in Section 5.01(b).

“Regulation D” means Regulation D under the Securities Act.

“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Rule 405” shall mean Rule 405 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Sanctions” has the meaning set forth in Section 3.01(ff).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Selling Holders” shall have the meaning set forth in Section 5.03(a)(i).

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Specified Persons” shall have the meaning set forth in Section 6.12.

“Subject Securities” shall mean (i) the Notes; (ii) the shares of Company Common Stock issuable or issued upon conversion or repurchase by the Company of the Notes; and (iii) any securities issued as or pursuant to (or issuable upon the conversion, exercise or exchange of any warrant, right or other security that is issued as or pursuant to) a dividend, stock split, combination or any reclassification, recapitalization, merger, consolidation, exchange or any other distribution or reorganization with respect to, or in exchange for, or in replacement of, the securities referenced in clause (i) or (ii) (without giving effect to any election by the Company regarding settlement options upon conversion) above or this clause (iii) (provided, that this clause (iii) shall not be applicable to securities issued with respect to, or in exchange for, or in replacement of, the securities referenced in clause (ii) pursuant to a consolidation or merger of the Company with or into any Person in which the Company Common Stock is, in whole or in part, converted into or exchanged for securities of a different issuer (which may also include cash consideration) in a transaction that will constitute a Change in Control and the shares of Company Common Stock are delisted from Nasdaq).

“Subsidiary” shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.

“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes imposed by a Governmental Entity, together with all interest, penalties and additions to tax imposed with respect thereto.

“Third Party” shall mean a Person other than any member of the Company or the Purchaser or any of their respective Affiliates.

“Total Purchase Price” shall have the meaning set forth in Section 2.01.

“Trading Day” shall have the meaning set forth in the Indenture.

“Transaction Documents” shall have the meaning set forth in Section 3.01(i).

“Transactions” shall have the meaning set forth in Section 3.01(i).

“Trustee” shall mean Wilmington Trust, National Association.

“Underlying Securities” shall mean the Company Common Stock into which the Notes are convertible.

“Voting Stock” shall mean securities of any class or kind having the power to vote generally for the election of directors, managers or other voting members of the governing body of the Company or any successor thereto.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Section 1.02 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), references to “the date hereof” refer to the date of this Agreement and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, none of the Notes will have any right to vote or any right to receive any dividends or other distributions that are made or paid to the holders of the shares of Company Common Stock.

ARTICLE II.

SALE AND PURCHASE OF THE NOTES

Section 2.01 Sale and Purchase of the Notes. Subject to the terms and conditions of this Agreement, at the Closing, the Purchaser shall deliver $6,050,000 in cash (such cash consideration, the “Total Purchase Price”) and in exchange therefor the Company shall issue and sell to the Purchaser $7,000,000 aggregate principal amount of Notes.

Section 2.02 Closing.

(a) The closing (the “Closing”) of the purchase and sale of the Notes hereunder shall take place at the offices of Paul Hastings, LLP located at 2050 M Street, N.W., Washington, District of Columbia, 20036 at 10:00 a.m. eastern time on the date that is one Business Day after the conditions set forth in Sections 2.02(c) and (d) have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof at the Closing) or at such other place, time or date as may be mutually agreed upon in writing by the Company and the Purchaser, but in any event no earlier than two Business Days after the date hereof unless otherwise agreed between the Company and the Purchaser (the date on which the Closing actually occurs, the “Closing Date”).

(b) To effect the purchase and sale of Notes, upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

(i) the Company shall execute and deliver, and shall instruct the Trustee to execute and deliver, the Indenture at the Closing and the Company shall deliver the fully executed Indenture to the Purchaser at the Closing, against payment in full by or on behalf of the Purchaser of the Total Purchase Price for the Notes; and

(ii) the Purchaser shall deliver to the Company the Total Purchase Price for the Notes by causing a wire transfer to be made in same day funds to an account designated in writing by the Company, and in exchange therefor the Company shall issue and deliver to the Purchaser the Notes, registered in the name of the Purchaser or through the facilities of The Depository Trust Company as elected by the Purchaser, against payment in full by or on behalf of the Purchaser of the Total Purchase Price.

(c) The obligations of the Purchaser to purchase the Notes are subject to the satisfaction or waiver of the following conditions as of the Closing:

(i) the purchase and sale of the Notes pursuant to Section 2.02(b) shall not be prohibited or enjoined by any court of competent jurisdiction;

(ii) the Company and the Trustee shall have executed the Indenture on the Closing Date and delivered the Indenture to the Purchaser, and the Company shall have executed and delivered the Notes to the Trustee;

(iii) the representations and warranties contained herein of the Company set forth in Section 3.01 shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Purchaser that, in the case of any representation and warranty of the Company contained in Section 3.01 which is not qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects);

(iv) the Company shall have submitted a notification of “Listing of Additional Shares” related to the Conversion Shares to the Exchange, and the Exchange shall have verbally informed the Company that no further actions are required prior to Closing with regard to such Conversion Shares;

(v) the Company shall have taken commercially reasonable efforts to arrange for the CUSIP of the Notes to be made eligible for clearance and settlement in DTC, and the Notes to be set up in DTC as Global Notes;

(vi) the Company shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(vii) the Extension Amendment, Second Amendment And First Incremental Agreement To Credit And Guaranty Agreement to the Term Loan Credit and Guaranty Agreement, dated as of June 28, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) shall have been duly executed and delivered by the Company, the final form of which has been delivered to the Purchaser and is substantially consistent with that version provided to the Purchaser substantially concurrently with the execution of this Agreement, and the conditions to closing thereunder have either been met or waived, other than the Closing and the application of the proceeds therefrom;

(viii) the Purchaser shall have received a certificate, dated the Closing Date, duly executed by an officer of the Company on behalf of the Company, certifying that the conditions specified in Sections 2.02(c)(iii) and (vi) have been satisfied; and

(ix) the Purchaser shall have received such other documents as the Purchaser may reasonably request with respect to the good standing of the Company and its Subsidiaries (if so delivered under the Credit Agreement), the due authorization, execution and authentication of the Notes to be sold on the Closing Date and other matters related to the execution and authentication of such Notes.

(d) The obligations of the Company to sell the Notes to the Purchaser are subject to the satisfaction or waiver of the following conditions as of the Closing:

(i) the purchase and sale of the Notes pursuant to Section 2.02(b) shall not be prohibited or enjoined by any court of competent jurisdiction;

(ii) the Trustee shall have executed and delivered the Indenture to the Company;

(iii) the representations and warranties of the Purchaser set forth in Section 3.02 shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date;

(iv) the Purchaser shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(v) the Purchaser shall have delivered to the Company a duly completed and executed IRS Form W-9, W-8IMY or W-8BEN-E or equivalent United States tax form, as applicable;

(vi) the Company shall have received a certificate from the Purchaser containing the name, contact information and DTC settlement information of the Purchaser; and

(vii) the Company shall have received a certificate, dated the Closing Date, duly executed by an authorized person of the Purchaser on behalf of the Purchaser, certifying that the conditions specified in Section 2.02(d)(iii) and Section 2.02(d)(iv) have been satisfied.

Section 2.03 Termination. If the Closing does not occur on or prior to 5:30 p.m. New York time on January 31, 2023, this Agreement shall automatically terminate on the date that is five Business Days following such date and each of the parties hereto shall be relieved of its duties and obligations arising under this Agreement after the date of such termination.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Company. The Company represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a) Since January 1, 2021, the Company has filed all reports, registration statements and definitive proxy statements required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or Section 15(d) thereof (the foregoing materials, as such materials may have been amended since the date of their filing (but disregarding risk factor disclosures contained under the heading “Risk Factors” or disclosures or risk factors set forth in any “forward-looking statements” disclaimer or other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), being collectively referred to herein as the “Company SEC Documents”). Each Company SEC Document was filed on a timely basis or has timely filed a valid extension of such time of filing and has filed any such Company SEC Documents prior to the expiration of any such extension. As of their respective dates or, if amended or restated, as of the date of the last such amendment or restatement, the Company SEC Documents complied or will comply when so filed in all material respects with, as of their respective dates, the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, and none of the Company SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading except to the extent updated, amended, restated or corrected by a subsequent Company SEC Document.

(b) The Company Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for listing on the Nasdaq Global Select Market LLC (the “Exchange”).

(c) Neither the Company nor any of its Subsidiaries has, since the date of the latest audited financial statements included or incorporated by reference in the Company SEC Documents, sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree otherwise than as set forth or contemplated in the Company SEC Documents; and, since the Company’s Form 10-Q filing for the quarter ended September 30, 2022, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries (other than as a result of the exercise of stock options, vesting of employee equity awards, or the issuance of equity awards in the ordinary course of business pursuant to the Company’s stock plans that are described in the Company SEC Documents) or any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting the properties, general affairs, business, management, consolidated financial position, consolidated stockholders’ equity or consolidated results of operations or prospects of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(d) Neither the Company nor its Subsidiaries own any real property. The Company and its Subsidiaries have good and marketable title to all personal property owned by them (without considering Intellectual Property, which is defined in and covered by Section 3.01(v) below), in each case free and clear of all liens, encumbrances and defects except such as are described in the Company SEC Documents or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business as described in the Company SEC Documents, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and each Subsidiary of the Company has been duly organized and is validly existing as an entity in good standing under the laws of its jurisdiction of organization, and each such Subsidiary has been listed on an exhibit incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. The Company has no “significant subsidiaries,” as defined in Rule 1-02(w) of Regulation S-X of the Exchange Act, except as listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

(f) The Company has an authorized capitalization as set forth in the Company SEC Documents and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description of the Common Stock contained in the Company SEC Documents; all of the issued shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except for liens, encumbrances, equities or claims on such shares made in connection with obligations disclosed or contemplated in the Company SEC Documents; and there are no preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s certificate of incorporation, by-laws or any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

(g) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid (to the extent applicable) for by the Purchaser in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability (the “Enforceability Exceptions”), and will be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued.

(h) The maximum number of Underlying Securities initially issuable upon conversion of the Notes (assuming (i) full “physical settlement” (as defined in the Indenture) upon conversion of the Notes and (ii) that the maximum conversion rate set forth in the Indenture applicable to a conversion in connection with a “make whole fundamental change” (as defined in the Indenture) applies) (such maximum number, the “Conversion Shares”) have been duly authorized and reserved and, when and to the extent issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, the issuance of the Conversion Shares will not be subject to any preemptive or similar rights that have not been validly waived.

(i) The issuance and sale of the Notes to be purchased by the Purchaser and the execution and delivery of and compliance by the Company with this Agreement, the Indenture and the Notes (collectively, the “Transaction Documents”), the consummation of the transactions herein contemplated (collectively, the “Transactions”) and the issuance of the Conversion Shares upon conversion of the Notes in accordance with their terms, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) the certificate of incorporation (or certificate of organization, as the case may be) or by-laws of the Company or any of its Subsidiaries, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except, with respect to clauses (i) and (iii), for such conflicts, breaches, violations or defaults as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Notes, the issuance of the Conversion Shares upon conversion of the Notes in accordance with their terms, or the consummation by the Company of the Transactions contemplated by the Transaction Documents except for (x) such consents, approvals, authorizations, orders, registrations, declarations, filings, exemptions, reviews or qualifications as may be required under state securities or Blue Sky laws, and (y) (A) any required filings, approvals or expiration of applicable waiting periods under the HSR Act or any foreign antitrust or competition laws, requirements or regulations to which the Purchaser or the Company may be or become subject in connection with the issuance of the Conversion Shares upon the conversion of the Notes, (B) the approval of a listing of additional shares notification form with the Exchange, if required, or (C) as have been obtained prior to the Closing Date.

(j) Neither the Company nor any of its Subsidiaries is (i) in violation of its certificate of incorporation (or certificate of organization, as the case may be) or by-laws, (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (iii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except, in the case of clauses (ii) and (iii), for such violations or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(k) The statements set forth in Exhibit 4.2 to the Company’s Form 10-K for the year ended December 31, 2021 and under the caption “Description of Registered Securities,” insofar as they purport to constitute a summary of the terms of the Common Stock, and the statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 under Item 1. Business and under the caption “Education Laws and Regulations,” insofar as they purport to describe the provisions of the laws, regulations and documents referred to therein, are accurate, complete and fair in all material respects.

(l) Other than as set forth in the Company SEC Documents, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(m) KPMG LLP, who has certified certain financial statements of the Company and its Subsidiaries, is an independent registered public accounting firm with respect to the Company and its Subsidiaries as required by the Public Accounting Oversight Board and the Securities Act and the rules and regulations of the SEC thereunder.

(n) The Company is not required and, after giving effect to the issuance and sale of the Notes and the application of the proceeds thereof, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (the “Investment Company Act”).

(o) The financial statements of the Company and its Subsidiaries included or incorporated by reference in the Company SEC Documents, together with the related schedules and notes, present fairly the financial position of the Company and its Subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries for the periods specified; the financial statements of the Company and its Subsidiaries included or incorporated by reference in the Company SEC Documents comply with the applicable requirements of the Securities Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except as disclosed therein; the selected financial data and the summary financial information included or incorporated by reference in the Company SEC Documents present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference therein, except as disclosed therein. To the extent included or incorporated by reference in the Company SEC Documents, the pro forma financial information and the related notes thereto included therein have been prepared in accordance with the applicable requirements of the Securities Act and comply with Regulation G of the Exchange Act, and Item 10 of

Regulation S-K of the Securities Act, to the extent applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Company SEC Documents in all material respects. All other financial and accounting-related information and data included or incorporated by reference in the Company SEC Documents (including the information set forth in or incorporated by reference in the Company SEC Documents under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Business and Financial Performance Metrics”) has been derived from the accounting records of the Company and its Subsidiaries and presents fairly in all material respects the information shown thereby.

(p) The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(q) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the Company SEC Documents, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(r) Since the date of the latest audited financial statements included or incorporated by reference in the Company SEC Documents, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(s) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(t) This Agreement has been duly authorized, executed and delivered by the Company.

(u) On the Closing Date, the Indenture will be duly executed and delivered by the Company and, assuming the Indenture will be a valid and binding obligation of the Trustee, the Indenture will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(v) Except as set forth in the Company SEC Documents, the Company and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement or permission, or can acquire on reasonable terms adequate rights to, the patents, trademarks, service marks, patent applications, trade names, copyrights, trade secrets, domain names, information, know-how, proprietary rights and processes (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses as described in the Company SEC Documents and, to the Company’s knowledge, necessary in connection with the products and services under development, without any known conflict with or infringement of the intellectual property rights of others, and have taken all reasonable steps necessary to secure interests in such Intellectual Property and have taken all reasonable steps necessary to secure assignment of such Intellectual Property from its employees and contractors; except as set forth in the Company SEC Documents, to the Company’s knowledge, there has not been any infringement by any third party of any Intellectual Property or other similar rights of the Company or any of its Subsidiaries; except as set forth in the Company SEC Documents, there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that would have been required to be set forth in a registration statement on Form S-3 if the issuance and sale of the Notes had been registered on a registration statement on Form S-3;

except as set forth in the Company SEC Documents, neither the Company nor any of its Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that that would have been required to be set forth in a registration statement on Form S-3 if the issuance and sale of the Notes had been registered on a registration statement on Form S-3; none of the technology employed by the Company has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries or, to the Company’s knowledge, any of its directors or executive officers or any of its employees or otherwise in violation of the rights of any persons; neither the Company nor any of its Subsidiaries has received any communications alleging that the Company or any of its Subsidiaries has violated, infringed or conflicted with, or, by conducting its business as set forth in the Company SEC Documents, would violate, infringe or conflict with any of the Intellectual Property of any other person or entity other than any such violations, infringements or conflicts which, individually or in the aggregate, have not had, and are not reasonably likely to result in, a Material Adverse Effect; and the Company and its Subsidiaries have taken and will maintain reasonable measures to prevent the unauthorized dissemination or publication of their confidential information and, to the extent contractually required to do so, the confidential information of third parties in their possession.

(w) The Company and its Subsidiaries have (i) paid all federal, state, local and foreign taxes required to be paid through the date hereof, except any such taxes being contested in good faith and for which adequate reserves have been established by the Company or such Subsidiary, as appropriate, in accordance with GAAP, or except where the failure to pay such taxes would not reasonably be expected to have a Material Adverse Effect, and (ii) filed all tax returns required to be filed through the date hereof except for those returns for which a request for extension has been filed, and there is no tax deficiency that has been, nor does the Company or any of its Subsidiaries have any notice or knowledge of any such tax deficiency that could reasonably be expected to be, asserted against the Company or any of its Subsidiaries, except where the failure to file such tax returns or such deficiencies, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(x) The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Company SEC Documents, except where the failure to so possess or to have made such declarations or filing, individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course except where such revocation or modification, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(y) No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of its Subsidiaries’ principal suppliers, manufacturers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(z) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)), would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that would not reasonably be expected to result in material liability to the Company or its Subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, excluding transactions effected pursuant to a statutory or administrative exemption, has occurred with respect to any Plan that could reasonably be expected to result in a material liability to the Company or its Subsidiaries; (iii) neither the Company nor any member of its Controlled Group have ever maintained or contributed to or participated in a Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA or a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA; and (iv) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its Subsidiaries.

(aa) (i) The Company and its Subsidiaries (A) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, orders and other legally enforceable requirements relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) have not received notice of any actual or potential liability (including, without limitation, such liability of a third party that could reasonably be expected to adversely affect the Company or any of its Subsidiaries) under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or receipt of notice or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) (1) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its Subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which the Company reasonably believes no monetary sanctions of $100,000 or more will be imposed, (2) the Company and its Subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (3) none of the Company and its Subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(bb) Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of the Subsidiaries has violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (ii) any applicable wage or hour laws or (iii) any provision of ERISA or the rules and regulations thereunder.

(cc) The Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its Subsidiaries and their respective businesses and is ordinary and customary for comparable companies in the same or similar businesses; and neither the Company nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(dd) None of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) made, offered, promised or authorized (A) any unlawful contribution, gift, entertainment or anything else of value or other unlawful expense or (B) any direct or indirect unlawful payment; or (ii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws. Neither the Company nor any of its Subsidiaries will use, directly or indirectly, the proceeds from the sale of the Notes in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(ee) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its Subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff) None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is an individual or person (“Person”) that is, or is owned or controlled by one or more Persons that are currently the subject or the target of sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds from the sale of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as, advisor, investor or otherwise) of Sanctions. The Company and each of its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(gg) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Company SEC Documents is not based on or derived from sources that are reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources to the extent required by any statute or any order, rule or regulation of any court or governmental agency or body having any jurisdiction over the Company or any of its Subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject.

(hh) The Company’s Board of Directors meets the independence requirements of, and has established an audit committee and a compensation committee, in each case, that meets the independence requirements of, the rules and regulations of the SEC and the Exchange.

(ii) Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries have used any software distributed under a “free,” “open source” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software and (ii) other than as set forth in the membership interest purchase agreement, dated November 16, 2021 between the Company and edX Inc, neither the Company nor any of its Subsidiaries uses or distributes any Open Source Software in any manner that requires or has required (A) the Company or any of its Subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its Subsidiaries or (B) any software code or other technology owned by the Company or any of its Subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(jj) The Company has operated its business in a manner compliant in all material respects with all privacy, data security and data protection laws and regulations, all contractual obligations and all Company policies applicable to the Company’s collection, handling, usage, disclosure and storage of all personally identifiable data (“Personal Data”), along with all other data, including without limitation, IP addresses, mobile device identifiers and website usage activity data (“Device and Activity Data”). In addition, in collecting, handling, using, disclosing and/or storing Device and Activity Data, the Company complies in all material respects with all applicable industry guidelines and codes of conduct. The Company has implemented and maintains policies, procedures and systems designed to ensure the integrity, security and confidentiality of all Personal Data and all Device and Activity Data collected, handled, used, disclosed and/or stored in connection with the Company’s operation of its business. The Company complies in all material respects with the policies, procedures and systems in place designed to ensure privacy, data security and data protection laws are complied with and takes appropriate steps which are reasonably designed to assure compliance in all material respects with such policies, procedures and systems. Such policies, procedures and systems comply in all material respects with all laws and regulations applicable to the Company as well as all contractual obligations applicable to the Company. The Company has required and does require all third parties to which it provides any Personal Data or Device and Activity Data to maintain the privacy and security of such Personal Data or Device and Activity Data, as applicable, including by contractually requiring such third parties to protect such Personal Data or Device and Activity Data, as applicable, from unauthorized access by and/or disclosure to any unauthorized third parties. Except as disclosed in the Company SEC Documents, the Company has not experienced any security incident, breach, violation, compromise, misappropriation or unauthorized use that has (i) compromised the privacy and/or security of any of the Company’s systems or Personal Data and (ii) had or would be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(kk) The Company has not and, to its knowledge, no one acting on its behalf has, (i) taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of the Notes, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Notes, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company other than as contemplated in this Agreement.

(ll) Since the Company’s Form 10-Q for the quarterly period ended September 30, 2022 and except as set forth in the Company SEC Documents, the Company has not (i) issued or granted any securities, other than pursuant to employee equity incentive plans, stock ownership plans or other employee compensation plans disclosed in the Company SEC Documents or pursuant to outstanding equity awards, rights or warrants, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividends on its capital stock.

(mm) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the issuance or sale of the Notes.

(nn) Assuming the accuracy of the Purchaser’s representations in Section 3.02, the offer, issuance and sale of the Notes to the Purchaser is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations promulgated thereunder. Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”), an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes, (ii) offered, solicited offers to buy or sold the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or (iii) offered, solicited offers to buy or sold the Notes in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(oo) It is not necessary in connection with the offer, sale and delivery of the Notes to the Purchaser in the manner contemplated by this Agreement to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(pp) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Company SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(qq) Subject to the risks, uncertainties, disclosures, qualifications and limitations set forth in or conveyed on, as applicable, the Company’s earnings release for the quarter ended September 30, 2022 furnished as Exhibit 99.1 to the Company’s Item 2.02 Form 8-K, dated November 7, 2022 (the “Earnings Announcement”), the Company’s earnings’ call for the quarter ended September 30, 2022 on November 7, 2022 (the “Earnings Call”),

the Company’s Third Quarter 2022 Investor Presentation, dated November 7, 2022, the forward-looking statements of the Company related to revenue and adjusted EBITDA (i) set forth in the Earnings Announcement and (ii) conveyed by Company representatives on the Earnings Call (collectively, the “Earnings Information”), were made on a good faith basis and on reasonable assumptions the Company believed to be fair as of the date they were made and believes to be fair as of the date hereof; provided, it is understood and agreed that any reference to a “target” in the Earnings Information was disclosed as a commitment to an target or goal based on the Company’s intended operational objectives as of such date, and was not, nor was it intended to, constitute “guidance” for the year ended December 31, 2023.

(rr) Based on conversations with the Exchange on or prior to the date hereof and assuming the accuracy of the Purchaser’s representations and/or certifications in respect of beneficial ownership of the Common Stock pursuant to the terms of the Indenture and Section 3.02 hereof, to the Company’s knowledge, no approval of the shareholders of the Company under the rules and regulations of the Exchange is required for the Company to issue and deliver the Notes or issue the Conversion Shares pursuant to the terms of the thereof.

Section 3.02 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company, as of the date hereof and as of the Closing Date, as follows:

(a) Existence; Ownership. The Purchaser is validly existing as a trust under the laws of its jurisdiction of establishment and has requisite power and control over its assets on the date of this Agreement.

(b) Authorization; Sufficient Funds; No Conflicts.

(i) The Purchaser has full power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by the Purchaser and performance by the Purchaser of this Agreement and the consummation of the Transactions have been duly authorized on behalf of the Purchaser. No other proceedings on the part of the Purchaser are necessary to authorize the execution, delivery and performance by the Purchaser of this Agreement and consummation of the Transactions. This Agreement has been duly and validly executed and delivered by the Purchaser. Assuming this Agreement constitutes the valid and binding obligation of the Company, this Agreement is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the limitation of such enforcement by the Enforceability Exceptions.

(ii) The Purchaser has as of the date hereof, and will have as of the Closing, cash in immediately available funds or uncalled and unrestricted capital commitments in excess of the Total Purchase Price.

(iii) The execution, delivery and performance of this Agreement by the Purchaser, the consummation by the Purchaser of the Transactions and the compliance by the Purchaser with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of the Purchaser’s organizational documents, (B) any mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Purchaser or any of its Affiliates that would materially affect the Purchaser’s ability to perform under the Transaction Documents or (C) any permit, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Purchaser or any of its Affiliates, other than in the cases of clauses (B) and (C) as would not reasonably be expected to materially and adversely affect or delay the consummation of the Transactions.

(c) Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Entity is required on the part of the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the Transactions, except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the Transactions by the Purchaser.

(d) Securities Act Representations.

(i) The Purchaser is an accredited investor as defined in Rule 501(a) under the Securities Act as of the date of this Agreement and the Closing Date. The Purchaser is acquiring the Notes (and any shares of Company Common Stock issuable upon conversion of the Notes) for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling such Notes (or any shares of Company Common Stock issuable upon conversion of the Notes) in violation of the Securities Act. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Notes (and any shares of Company Common Stock issuable upon conversion of the Notes) and is capable of bearing the economic risks of such investment as of the date of this Agreement and the Closing Date. The Purchaser has been provided a reasonable opportunity to undertake such investigation and evaluate such documents and information to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto), the Company SEC Documents and has been afforded the opportunity to (A) ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Notes and the merits and risks of investing in the Notes; (B) access information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (C) obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(ii) The Purchaser has no current intent or purpose to take any action that would be a violation of this Agreement.

(iii) Neither the Purchaser (or any of its Affiliates) is acting in concert, and neither the Purchaser (or any of its Affiliates) has any agreement or understanding, with any Person that is not an Affiliate of the Purchaser, and is not otherwise a member of a “group” (as such term is used in Section 13(d)(3) of the Exchange Act), with respect to the Company or its securities, in each case, other than with respect to any bona fide loan from one or more financial institution.

(iv) The Purchaser understands that the Notes are being offered and sold to it hereunder in reliance upon specific exemptions from the registration requirements of the Securities Act, the rules and regulations promulgated under the Exchange Act and the Securities Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Notes.

(v) In making a decision to purchase the Notes, the Purchaser: (x) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving securities; (y) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons; and (z) confirms that it has undertaken an independent analysis of the merits and risks of an investment in the Company, based on such Purchaser’s own financial circumstances. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Notes constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Notes hereunder.

(e) Brokers and Finders. The Purchaser has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the Transactions contemplated by this Agreement whose fees the Company would be required to pay.

(f) Ownership of Shares. The Purchaser and its Affiliates do not Beneficially Own over 5% of the Company Common Stock (without giving effect to the issuance of the Notes hereunder) other than any shares of Company Common Stock Beneficially Owned by managing directors, administrators, trustees, officers or other employees of the Purchaser in their respective individual capacities.

Section 3.03 No Additional Representations.

(a) Each Party acknowledges that the other Party does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.01 with regard to the Company, in Section 3.02 with regard to the Purchaser, and in any certificate delivered by the respective Party pursuant to this Agreement, and specifically (but without limiting the generality of the foregoing), that, except (i) as expressly set forth in Section 3.01 with regard to the Company and Section 3.02 with regard to the Purchaser and in any certificate delivered by the respective Party pursuant to this Agreement, neither Party makes any representation or warranty with respect to (A) any matters relating to such Party, its business, financial condition, results of operations, prospects or otherwise, (B) any projections, estimates or budgets delivered or made available to applicable the Party (or any of its Affiliates, officers, directors, employees or other representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the applicable Party and its Subsidiaries or (C) the future business and operations of the applicable Party and its Subsidiaries, and Party has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.01 with regard to the Company or Section 3.02 with regard to the Purchaser and in any certificate delivered by the applicable Party pursuant to this Agreement.

(b) Each Party has had the opportunity to conduct its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of other Party and its Subsidiaries and acknowledges the other Party has been provided with the opportunity to access such information for such other purposes. Each Party acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.01 with regard to the Company or Section 3.02 with regard to the Purchaser and in any certificate delivered by such Party pursuant to this Agreement, (i) no person has been authorized by such Party to make any representation or warranty relating to itself or its business or otherwise in connection with the Transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the other Party as having been authorized by such Party, and (ii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the other Party or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of such Party unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.01 with regard to the Company or Section 3.02 with regard to the Purchaser of this Agreement and in any certificate delivered by such Party pursuant to this Agreement.

ARTICLE IV.

ADDITIONAL AGREEMENTS

Section 4.01 Taking of Necessary Action. Each Party agrees to use its reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale and purchase of the Notes hereunder, subject to the terms and conditions hereof and compliance with applicable law. In case at any time before or after the Closing any further action is necessary or desirable to carry out the purposes of the sale and purchase of the Notes, the proper officers, managers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by, and the sole expense of, the requesting party. Additionally, the Purchaser agrees to take such actions as may be necessary to cooperate with the Company and DTC to ensure that the Trustee and the Company are able to make the Notes eligible for clearance and settlement through DTC.

Section 4.02 No Shareholder Approval. Each Party acknowledges and agrees that the Notes and, as a result, the terms of the Indenture will be structured to avoid the shareholder approval requirements of the Nasdaq listing rules, including, without limitation, that in no event shall, in addition to any lesser ownership caps imposed on the Purchaser and its Affiliates, (i) the Conversion Rate be adjusted in a manner resulting in an effective Conversion Price below the Minimum Price (as defined in Nasdaq Listing Rule 5635(d) and as adjusted to reflect reorganizations, stock splits or similar transactions) or (ii) a holder of Notes have the right to receive voting securities of the Company upon conversion or settlement of the Notes, to the extent that, following receipt of such voting securities, such holder would beneficially own (as determined for purposes of Nasdaq listing standards) more than 19.99% of the Company’s voting securities. Any purported transfer in violation of the foregoing (ii) of this Section 4.02 shall be null and void ab initio. Additionally, the Purchaser agrees to take such actions as may be necessary to cooperate with the Company and Nasdaq to ensure that shareholder approval is not required in connection with the issuance of the Notes.

Section 4.03 Non-Disparagement. So long as the Purchaser and/or its Attribution Parties (as defined in the Indenture) hold at least $75.0 million in principal amount of the Notes, neither the Purchaser nor its controlled Affiliates will (i) make statements reasonably expected to disparage or cause to be disparaged the Company or its Subsidiaries or any of its current or former officers or directors in a manner reasonably expected to cause harm to such person and using a means of communication that is reasonably expected to be and result in a broad dissemination of such remarks (provided the Purchaser or its applicable Affiliates shall have an opportunity to publicly cure any such statement within two (2) Business Days after being informed by the Company that the Purchaser or its controlled Affiliates have breached this Section 4.03) or (ii) enter into any discussions, negotiations, agreements or understandings with any Third Party with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing; provided that if the Purchaser shall become aware of any non-compliance with this Section 4.03 by an Affiliate who is not a controlled Affiliate, the Purchaser shall take reasonable efforts to cause such Affiliate to discontinue such non-compliance with this Section 4.03.

Section 4.04 Securities Laws. The Purchaser acknowledges and agrees that, as of the Closing Date, the Notes (and the shares of Company Common Stock that are issuable upon conversion or repurchase by the Company of the Notes) have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws, or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws, is available. The Purchaser agrees with the Company that (i) it will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising within the meaning of Rule 502(e) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, and (ii) it will sell the Notes (x) on DTC, only to persons that it reasonably believes to be a qualified institutional buyer as defined in Rule 144A and (y) in any other manner, only in transactions that are exempt from registration with the SEC. The Purchaser acknowledges that, except as provided in Article V with respect to shares of Company Common Stock and the Notes, the Purchaser has no right to require the Company or any of its Subsidiaries to register the Notes or the shares of Company Common Stock that are issuable upon conversion or repurchase by the Company of the Notes.

Section 4.05 Cooperation with Exchange. After the signing of this Agreement, the Company and the Purchaser shall cooperate with any requests or requirements from the Exchange with regard to making the Conversion Shares eligible for trading on the Exchange.

Section 4.06 Antitrust Approval. In the event that any filing under the HSR Act or foreign antitrust laws is necessary in connection with the issuance of shares of Company Common Stock upon conversion or repurchase by the Company of the Notes, the Purchaser will promptly notify the Company. To the extent reasonably requested, the Company, the Purchaser or any of its Affiliates will use reasonable efforts to cooperate in timely making or causing to be made all applications and filings under the HSR Act or any foreign antitrust requirements in connection with the issuance of shares of Company Common Stock upon conversion or repurchase by the Company of Notes held by the Purchaser or any of its Affiliates in a timely manner and as required by the law of the applicable jurisdiction; provided that, notwithstanding in this Agreement to the contrary, the Company shall not have any responsibility or liability for failure of the Purchaser or any of its Affiliates to comply with any applicable law. Except as provided in Section 6.06, the Purchaser shall be responsible for the payment of any filing fees associated with any such applications or filings.

Section 4.07 Hedging Neither the Purchaser nor its Affiliates shall engage in short delta hedging of the Company’s securities until the earlier of (i) three months from the issuance date of the Notes and (ii) the date that the last reported sale price of the Company Common Stock has been above $12.00 per share (as adjusted to reflect reorganizations, stock splits or similar transactions) for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period.

Section 4.08 Certain Tax Matters. Notwithstanding anything herein to the contrary, the Company shall have the right to deduct and withhold from any payment or distribution made with respect to the Notes (or the issuance of shares of Company Common Stock upon conversion or repurchase by the Company of the Notes) such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or issuance) under any applicable Tax law. To the extent that any amounts are so deducted or withheld and remitted to the proper Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a Governmental Entity on account of Taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) on any Notes, the Company shall be entitled to offset any such amounts against any amounts otherwise payable in respect of such Notes (or the issuance of shares of Company Common Stock upon conversion or repurchase by the Company of the Notes). As soon as practicable after any payment of deducted or withheld Taxes by the Company to a Governmental Entity pursuant to this Section 4.08, the Company shall use commercially reasonable efforts to deliver to the Purchaser the original or a certified copy of a receipt issued by such Governmental Entity evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Purchaser.

Section 4.09 [Reserved].

Section 4.10 Indemnification.

(a) The Purchaser and its officers, directors, members, employees, managers, general partners and agents (each, an “Indemnitee”) shall be indemnified by the Company from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (“Losses”) to which such Indemnitees may become subject as a result of, arising in connection with, or relating to any actual or threatened claim, suit, action, arbitration, cause of action, complaint, allegation, criminal prosecution, investigation, inquiry, demand letter, or proceeding, whether at law or at equity and whether public or private, before or by any governmental entity, any arbitrator or other tribunal (each, an “Action”) by any third party related to any act or omission by any member of the Board of Directors or the management of the Company related to (x) approving the entry into this Agreement or the Indenture or the issuance of the Notes, or (y) entering into the Transactions; provided, that the Company will not be liable to indemnify any Indemnitee for any such Losses to the extent that such Losses (i) have resulted from a Purchaser’s breach of this Agreement, the Indenture or the Notes or an Indemnitee’s breach of a confidentiality agreement, (ii) are as a result of an Action brought against an Indemnitee by any person who is a limited partner of, or other investor in, such Indemnitee in such Person’s capacity as a limited partner of, or other investor in, such Indemnitee, (iii) related to a loan or other financing or hedging arrangement of Purchaser or its affiliates in connection with the applicable Purchaser’s or its affiliates’ investment in the Notes or (iv) have resulted from an Indemnitee’s bad faith, gross negligence, willful misconduct or fraud in connection with the Transactions; provided, further, that the Company shall not be liable to indemnify an Indemnitee or its affiliates under this Section 4.10 unless such Indemnitee provides notice of an Action for which indemnification is sought no later than 12 months following the Closing Date. The parties agree, for the avoidance of doubt, that any Securities Act indemnity related to registration rights shall not apply to any matter for which indemnification is otherwise provided in Section 5.01.

(b) Each Indemnitee shall give the Company prompt written notice (an “Indemnification Notice”) of any Action it has actual knowledge of that might give rise to Losses for which an Indemnitee would reasonably be likely to be entitled to indemnification under this Section 4.10, which notice shall set forth a description of those elements of such Action of which such Indemnitee has knowledge and promptly deliver to the Company any complaints such Action or other documents provided to such Indemnitee in connection with; provided, that any delay or failure to give such Indemnification Notice shall not affect the indemnification obligations of the Company hereunder except to the extent the Company is materially prejudiced by such delay or failure.

(c) The Company shall have the right, exercisable by written notice to the applicable Indemnitee(s) within 30 days of receipt of the applicable Indemnification Notice, to select counsel to defend and control the defense of any third party claim set forth in such Indemnification Notice and the Company shall pay all fees and expenses of such counsel; provided, that the Company shall not be entitled to so select counsel or control the defense of any claim to the extent that (i) such claim seeks primarily non-monetary or injunctive relief against the Indemnitee or alleges any violation of criminal law, (ii) the Company does not, subsequent to its assumption of such defense in accordance with this clause (c), conduct the defense of such claim in good faith, (iii) any of the Indemnitees reasonably determines upon the advice of counsel that representation of all such Indemnitees by the same counsel would be prohibited by applicable codes of professional conduct, or (iv) in the event that, based on the reasonable advice of counsel for the applicable Indemnitee(s), there are one or more material defenses available to the applicable Indemnitee(s) that are not available to other defendants. If the Company does not assume the defense of any third party claim in accordance with this clause (c), the applicable Indemnitee(s) may continue to defend such claim at the sole cost of the Company and the Company may still participate in, but not control, the defense of such third party claim at the Company’s sole cost and expense. In no event shall the Company, in connection with any Action or separate but substantially similar Actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnitees chosen by the applicable Purchaser together with its Affiliates, and one separate firm of local counsel, in addition to regular counsel, to the extent required in order to effectively defend the Action.

(d) No Indemnitee shall consent to a settlement of, or the entry of any judgment arising from, any claim for which such Indemnitee is entitled to indemnification pursuant to this Section 4.10, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Except with the prior written consent of the applicable Indemnitee(s), the Company, in the defense of any claim for which such Indemnitee is entitled to indemnification pursuant to this Section 4.10, shall not consent to the entry of any judgment or enter into any settlement that (i) provides for injunctive or other nonmonetary relief affecting any Indemnitee, (ii) does not include as an unconditional term thereof the giving by each claimant or plaintiff to each such Indemnitee(s) of an unconditional release of such Indemnitee(s) from all liability with respect to such Action or (iii) imposes any material burden on Indemnitee not fully indemnified hereunder. In any such third party claim where the Company has assumed control of the defense thereof pursuant to clause (c), the Company shall keep the applicable Indemnitee(s) reasonably informed as to the status of such claim at all stages thereof (including all settlement negotiations and offers), promptly submit to such Indemnitee(s) copies of all pleadings, responsive pleadings, motions and other similar legal documents and paper received or filed in connection therewith, permit such Indemnitee(s) and their respective counsels to confer with the Company and its counsel with respect to the conduct of the defense thereof, and permit such Indemnitee(s) and their respective counsel(s) a reasonable opportunity to review all legal papers to be submitted prior to their submission; provided that the Company shall not be obligated to provide materials, documents or information the disclosure of which would reasonably be likely to jeopardize the attorney-client privilege between the Company and its counsel or violate applicable law. Nothing in this Section 4.10 shall in any way limit, affect or otherwise modify an Indemnitee’s rights to indemnification under the Company’s certificate of incorporation, by-laws, any applicable policies of the Company or its Subsidiaries or any other agreement between the Indemnitee and the Company or its Subsidiaries, or any remedies otherwise provided by law or equity for any breach of or default in the performance of this Agreement.

(e) Notwithstanding anything in this Section 4.10 to the contrary, in no event shall (i) the Company and its Affiliates or (ii) the Purchaser, its Affiliates and shareholders, officers, directors, employees, agents, members and partners, have any liability to the other pursuant to this Section 4.10 for any amounts in the aggregate in excess of the Total Purchase Price.

ARTICLE V.

REGISTRATION RIGHTS

Section 5.01 Registration Statement.

(a) As soon as reasonably practicable after the issuance of the Notes, and in any event within ten (10) Business Days following the Closing Date, the Company will use reasonable efforts to prepare and file as promptly as reasonably practicable (the “Registration Date”) a prospectus supplement to the Company’s existing automatic shelf Registration Statement (No. 333-259928) or, if unavailable, a Registration Statement or post-effective amendment to an existing Registration Statement, in order to provide for resales of Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (subject to the availability of a Registration Statement on Form S-3 or any successor form thereto), which Registration Statement will include the Plan of Distribution. In addition, the Company will from time to time use reasonable efforts to file such additional Registration Statements, amendments and supplements to cover resales of any Registrable Securities that are not registered for resale pursuant to a pre-existing Registration Statement and will use its reasonable efforts to cause such Registration Statement to be declared effective or otherwise to become effective under the Securities Act and will use its reasonable efforts to keep such Registration Statement continuously effective under the Securities Act at all times until the Registration Termination Date. Any Registration Statement filed pursuant to this Article V shall cover only Registrable Securities, shall be on Form S-3 (or a successor form) if the Company is eligible to use such form and shall be an automatically effective Registration Statement or supplement thereto if the Company is a WKSI. In the event the Company will not be WKSI eligible at the time it files its Form 10-K for the year ending December 31, 2022, the Company will (consistent with SEC C&DI 198.06) take reasonable efforts to (i) prepare and file a post-effective amendment to its current Form S-3 (No. 333-259928) to convert such Registration Statement from an automatic shelf registration statement on Form S-3 filed in reliance on General Instruction I.D thereof to a non-automatic shelf Registration Statement on Form S-3 filed in reliance on General Instruction I.B.1 or I.B.2 thereof in order to avail itself of the 180-day grace period set forth in Rule 415(a)(5)(ii)(A) of the Securities Act and (ii) take all other actions consistent with SEC C&DI 198.06, including filing of a post-effective amendment or new Registration Statement on Form S-3 promptly after the Company’s next Section 10(A)(3) update under the Securities Act.

(b) Subject to the provisions of Section 5.02, the Company will use its reasonable efforts to keep the Registration Statement (or any replacement Registration Statement) continuously effective until the earlier of (such earlier date, the “Registration Termination Date”): (i) the date on which all Registrable Securities covered by the Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Registration Statement, (ii) there otherwise cease to be any Registrable Securities and (iii) if the Company consolidates or merges with or into any Person in a transaction that constitutes a Make-Whole Fundamental Change and the Company Common Stock is, in whole or in part, converted into or exchanged for securities of a different issuer and/or cash in a transaction that will constitute a Change in Control and the shares of Company Common Stock are delisted from Nasdaq.

(c) From and after the date hereof until the Registration Termination Date, the Company shall use its reasonable efforts to maintain eligibility to be able to file and use a Registration Statement on Form S-3 (or any successor form thereto).

Section 5.02 Registration Limitations and Obligations.

(a) Subject to Section 5.01, the Company will use reasonable efforts to prepare such supplements or amendments (including a post-effective amendment), if required by applicable law, to each applicable Registration Statement and file any other required document so that such Registration Statement will be Available at all times during the period for which such Registration Statement is, or is required pursuant to this Agreement to be, effective; provided, that no such supplement, amendment or filing will be required during a Blackout Period. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities, to require such holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities under the Registration Statement during any Blackout Period; provided, for purposes of this Section 5.02, the Company shall only be obligated to provide written notice to any holder or Beneficial Owner of Registrable Securities of any such Blackout Period if such holder or Beneficial Owner has specified in writing to the Company for purposes of receiving such notice such holder’s or Beneficial Owner’s address, contact and email address. No sales may be made under the applicable Registration Statement during any Blackout Period (of which the holders of Registrable Securities have or are deemed to have received notice). In the event of a Blackout Period, the Company shall (x) deliver to the holders of Registrable Securities a certificate signed by the chief executive officer, chief financial officer, general legal officer or treasurer of the Company confirming that the conditions described in the definition of Blackout Period are met, which certificate shall contain an approximation of the anticipated delay, and (y) notify each holder of Registrable Securities promptly upon each of the commencement and the termination of each Blackout Period, which notice of termination shall be delivered to each holder of Registrable Securities no later than the close of business of the last day of the Blackout Period. In connection with the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, the Company to the extent necessary and as required by applicable law shall as promptly as reasonably practicable prepare supplements or amendments, including a post-effective amendment, to the Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that the Registration Statement will be Available. A Blackout Period shall be deemed to have expired when the Company has notified the holders of Registrable Securities that the Blackout Period is over and the Registration Statement is Available. Notwithstanding anything in this Agreement to the contrary, the absence of an Available Registration Statement at any time from and after the Registration Date shall be considered a Blackout Period described in the definition thereof and subject to the limitations therein.

(b) Notwithstanding anything herein to the contrary, (i) if holders of Registrable Securities engage or propose to engage in a “distribution” (as defined in Regulation M under the Exchange Act) of Registrable Securities, such holders shall discuss the timing of such distribution with the Company reasonably prior to commencing such distribution.

Section 5.03 Registration Procedures.

(a) If and whenever the Company is required to use reasonable efforts to effect the registration of any Registrable Securities under the Securities Act and in connection with any distribution of Registered Securities pursuant thereto as provided in this Agreement, the Company shall as promptly as reasonably practicable, subject to the other provisions of this Agreement:

(i) use reasonable efforts to prepare and file with the SEC a Registration Statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use reasonable efforts to cause such Registration Statement to become and remain effective pursuant to the terms of this Article V; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the Registration Statement relating thereto; provided, further, that before filing such registration statement or any amendments or supplements thereto, the Company will furnish to the holders which are including Registrable Securities in such registration (“Selling Holders”), copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment (which comments will be considered in good faith by the Company) of the counsel (if any) to such holders;

(ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary and to the extent required by applicable law to keep such Registration Statement effective and Available pursuant to the terms of this Article V;

(iii) use reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(iv) use reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(v) as promptly as practicable notify in writing the holders of Registrable Securities of the following events: (A) the filing of the Registration Statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to such Registration Statement, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the SEC or any other U.S. or state governmental authority for amendments or supplements to such Registration Statement or the prospectus or for additional information; (C) the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings by any person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; and (E) upon the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vi) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (ix) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(vii) prior to any public offering of Registrable Securities, use reasonable efforts to register or qualify or cooperate with the Selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the applicable state securities or “blue sky” laws of those jurisdictions within the United States as any holder reasonably requests in writing to keep each such registration or qualification (or exemption therefrom) effective until the Registration Termination Date; provided, that the Company will not be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (xi) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction; and

(viii) use reasonable efforts to cooperate with the holders to facilitate the timely preparation and delivery of certificates or book-entry securities representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates or book-entry securities shall be free, to the extent permitted by the Indenture and applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such holders may request in writing; and in connection therewith, if required by the Company’s transfer agent, the Company will promptly after the effectiveness of the Registration Statement cause to be delivered to its transfer agent when and as required by such transfer agent from time to time, any authorizations, certificates, directions and other evidence required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement.

(b) The Company may require each Selling Holder and each underwriter, if any, to (i) furnish the Company in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such Registration Statement and/or any other documents relating to such registered offering, and (ii) execute and deliver, or cause the execution or delivery of, and to perform under, or cause the performance under, any agreements and instruments reasonably requested by the Company to effectuate such registered offering, including, without limitation, opinions of counsel and questionnaires. If the Company requests that the holders of Registrable Securities take any of the actions referred to in this Section 5.03(b), such holders shall take such action promptly and as soon as reasonably practicable following the date of such request.

(c) Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D) and (E) of Section 5.03(a)(v), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable Registration Statement and prospectus relating thereto until such Selling Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. The Company shall use reasonable efforts to cure the events described in clauses (B), (C), (D) and (E) of Section 5.03(a)(v) so that the use of the applicable prospectus may be resumed at the earliest reasonably practicable moment.

Section 5.04 Expenses. The Company shall pay all Registration Expenses in connection with a registration pursuant to this Article V, provided that each holder of Registrable Securities participating in an offering shall pay any applicable underwriting fees, discounts, selling commissions, excess expenses of counsel and similar charges.

Section 5.05 Registration Indemnification.

(a) The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Holder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, (collectively, the “Indemnified Persons”), from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or prospectus related to such Registration Statement, or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and will reimburse each such Selling Holder, each of its Affiliates, and each of their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents and each such Person who controls each such Selling Holder and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information regarding a holder of Registrable Securities furnished in writing to the Company by any such person or any selling holder expressly for use therein.

(b) In connection with any Registration Statement in which a Selling Holder is participating, without limitation as to time, each such Selling Holder shall, severally and not jointly, indemnify the Company, its directors and officers, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the Registration Statement or prospectus related to such Registration Statement or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 5.05(b)) will reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information regarding the Selling Holder furnished to the Company by such Selling Holder for inclusion in such registration statement, prospectus or any amendment or supplement thereto. The amount of the Selling Holder’s liability under this Section 5.05(b) shall be limited to the amount of the net proceeds such Selling Holder has received.

(c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d) In any case in which any such action is brought against any indemnified party, the indemnified party shall promptly notify in writing the indemnifying party of the commencement thereof, and the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party and, as a result, a conflict of interest exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such claim or proceeding, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder. The failure of an indemnified party to give notice to an indemnifying party of any action brought against such indemnified party shall not relieve the indemnifying party of its obligations or liabilities pursuant to this Agreement, except to the extent such failure adversely prejudices the indemnifying party.

(e) [Reserved].

(f) If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding any other provision of this Agreement, no holder of Registrable Securities shall be required to contribute, in the aggregate, any amount in excess of its net proceeds from the sale of the Registrable Securities subject to any actions or proceedings over the amount of any damages, indemnity or contribution that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

(g) The indemnification and contribution agreements contained in this Section 5.05 are in addition to any liability that the indemnifying party may have to the indemnified party and do not limit other provisions of this Agreement that provide for indemnification.

Section 5.06 Facilitation of Sales Pursuant to Rule 144. For as long as the Purchaser or its Affiliates Beneficially Owns Notes or any Company Common Stock issued or issuable upon conversion thereof, to the extent it shall be required to do so under the Exchange Act, the Company shall use reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall use reasonable efforts to take such further necessary action as the Purchaser may reasonably request in connection with the removal of any restrictive legend on its Subject Securities being sold.

ARTICLE VI.

MISCELLANEOUS

Section 6.01 Survival of Representations and Warranties. All covenants and agreements contained herein, other than those which by their terms apply in whole or in part at or after the Closing (which shall survive the Closing), shall terminate as of the Closing, provided nothing herein shall relieve any party of liability for any breach of such covenant or agreement before it is terminated. Except for the warranties and representations contained in clauses (e), (f), (g), (h), (t), (u) and (nn) of Section 3.01 and the representations and warranties contained in Section 3.02, which shall survive the Closing indefinitely, the warranties and representations made herein shall survive for twelve (12) months following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration.

Section 6.02 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or sent via email (with receipt confirmed) as follows:

(a) If to the Purchaser, to the address provided by the Purchaser to the Company in writing, with a copy to:

Simpson Thacher & Bartlett LLP

1999 Avenue of the Stars – 29th Floor

Los Angeles, California 90067

Attention: Greg Klein

Email: gregory.klein@stblaw.com

(b) If to the Company, to:

2U, Inc.

7900 Harkins Road

Lanham, MD 20706

Attention: Chief Legal Officer

with a copy to:

Paul Hastings LLP

2050 M Street

Washington, D.C. 20036

Attention: Brandon J. Bortner

or to such other address or addresses as shall be designated in writing. All notices shall be deemed effective (a) when delivered personally or via email (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise) or (b) one (1) Business Day following the day sent by overnight courier.

Section 6.03 Entire Agreement; Third Party Beneficiaries; Amendment. The terms of this Agreement, including Section 6.06 hereof, together with the terms of the Indenture and the Notes, set forth the entire agreement between the parties hereto with respect to the Transactions, and are not intended to and shall not confer upon any person other than the parties hereto, their successors and permitted assigns (and, in the case of the Purchaser, its administrators, trustees and beneficiaries in such capacities) any rights or remedies hereunder, provided that (i) Section 5.05 shall be for the benefit of and fully enforceable by each of the Indemnified Persons and (ii) Section 6.12 shall be for the benefit of and fully enforceable by each of the Specified Persons (as defined in Section 6.12). Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 6.04 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

Section 6.05 Public Announcements. No press release or public announcement related to this Agreement or the Transactions contemplated herein shall be issued or made by the Purchaser or its Affiliates without the prior written approval of the Company, unless required by law (based on the advice of counsel) in which case the Company shall have the right to review and reasonably comment on such press release, announcement or communication prior to issuance, distribution or publication. Notwithstanding the foregoing, the Purchaser and its Affiliates shall not be restricted from communicating with their respective investors and potential investors in connection with marketing, informational or reporting activities; provided that the recipient of such information is subject to a customary obligation to keep such information confidential. The Company may issue one or more press releases (which the Company shall provide to the Purchaser for review prior to issuance, distribution or publication and will consider the Purchaser’s reasonable comments) and may file this Agreement with the SEC and may provide information about the subject matter of this Agreement in connection with equity or debt issuances, share repurchases, or marketing, informational or reporting activities.

Section 6.06 Expenses. Except as otherwise expressly provided herein (or separately agreed in writing), each party hereto shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with this Agreement and the Transactions.

Section 6.07 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns and the Purchaser’s administrators, trustees and beneficiaries in such capacities and its and their respective successors and assigns, and no other person; provided, that neither the Company nor any Purchaser may assign its respective rights or delegate its respective obligations under this Agreement, whether by operation of law or otherwise, without the express written consent of the other party and any assignment by the Company or the Purchaser in contravention hereof shall be null and void.

Section 6.08 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York, in each case located in the Borough of Manhattan in the City of New York. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.08(a), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 6.02 shall be effective service of process for any suit or proceeding in connection with this Agreement or the Transactions contemplated hereby.

(b) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.08.

Section 6.09 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of any of the Transactions is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 6.10 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 6.11 Headings. The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 6.12 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto and their respective successors and assigns. Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partners, stockholder, Affiliate, agent, attorney or representative of any party hereto (collectively, the “Specified Persons”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the Transactions contemplated hereby.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

2U, INC.

By:	/s/ Paul S. Lalljie
Name:	Paul S. Lalljie
Title:	Chief Financial Officer

[Signature Page to Purchase Agreement]

THE BERG FAMILY TRUST

By:	/s/ Lawrence M. Berg
Name:	Laurence M. Berg
Title:	Settlor and Trustee

By:	/s/ Allison Berg
Name:	Allison Berg
Title:	Settlor and Trustee

[Signature Page to Purchase Agreement]